Exhibit 99.1

Investor Contact:	Brendon Frey, ICR
(203) 682-8200
Brendon.Frey@icrinc.com

Media Contact:	Katy Michael/Crocs Inc.
(303) 848-7000
kmichael@crocs.com

Crocs Inc. Reports First Quarter 2015 Financial Results

Revenues in line with expectations

NIWOT, COLORADO — May 8, 2015 — Crocs Inc. (NASDAQ: CROX) today reported financial results for the first quarter ended March 31, 2015.

First Quarter Highlights:

•                  GAAP revenue was $262.2 million, in line with expectations.  On a constant currency basis, revenue decreased 8% as compared to the prior year.

•                  Net loss attributable to common stockholders on a GAAP basis was $0.08 per diluted share for the first quarter.

•                  Excluding certain non-recurring and special charges, the company reported non-GAAP adjusted net income attributable to common shareholders of $4.7 million.

•                  The company announced a series of senior level organizational changes including the elimination of the Chief Operating Officer and the SVP of Global Supply Chain roles as well as the addition of the SVP of Global Sourcing and the SVP of Global Distribution and Logistics roles.

Gregg Ribatt, Chief Executive Officer, said: “We delivered first quarter sales in line with expectations. Our business continues to stabilize around the globe and we believe the strategy the company outlined last July is positioning Crocs for sustained success in the future.  We continue to make meaningful progress in implementing the strategy including: strengthening our brand; elevating our product stories; evolving our international business to focus on our six core markets; strengthening our relationships with key wholesale partners; improving our direct to consumer capabilities; simplifying our business model; and, building a best in class team.  We are confident that these moves are laying the foundation to position the company for sustained growth in the future.”

Financial Review

First quarter operating results

In the first quarter of 2015, the company incurred a GAAP net loss attributable to common stockholders of $6.0 million or $0.08 per share, compared with net income of $6.4 million or $0.06 per diluted share in the same quarter of the prior year.

As outlined in detail in the non-GAAP reconciliations set forth later in this press release, the company recorded $10.7 million in non-recurring and special charges in the first quarter of 2015 compared with $8.1 million in non-recurring and special charges in the first quarter of 2014.

Excluding these items the company reported:

•                  Non-GAAP operating income of $8.3 million versus $24.9 million in the comparable prior year period.

•                  On a comparable basis, non-GAAP adjusted net income attributable to common shareholders of $4.7 million in the quarter versus $14.5 million in the first quarter of 2014.

Balance Sheet

Cash and cash equivalents at March 31, 2015, were $180.7 million.  Inventory was $184.7 million compared with $171.0 million on December 31, 2014.

Financial Outlook

Mr. Ribatt continued, “Compared to last year, our first quarter financial results reflect the strategic shift to focus the organization on a narrower range of businesses, less retail stores and a narrowed geographic focus. The balance of our business continues to stabilize across all of our regions while we address the continuing challenges of the stronger US dollar, our China business and the impact of the slowdown at the US ports.  Our balance sheet at the end of the first quarter reflected lower inventory and global accounts receivables.  As our business continues to stabilize, we expect Q2 revenue in the $340 to $350 million range, showing slight growth excluding the impacts of our China business and store closings and discontinued product lines.”

Organizational change

The company also announced that the Crocs’ Chief Operating Officer, Scott Crutchfield is leaving the company.  In conjunction with Crutchfield’s departure, the company is making a series of senior level organizational changes that include the elimination of the Chief Operating Officer and the SVP of Global Supply Chain roles.  Phil Blake is joining the company as SVP of Global Sourcing.  Blake previously served as the VP of Sourcing at Clarks Americas, SVP of Sourcing at Collective Brands Performance & Lifestyle Group and VP of Manufacturing at Timberland. Dennis Sheldon, an 8-year Crocs veteran, has been promoted to SVP of Global Distribution & Logistics.  Sheldon most recently led Crocs SAP initiative.  Prior to that he served as the company’s VP of Distribution & Logistics.  Both Blake and Sheldon will report directly to CEO Gregg Ribatt.

Mr. Ribatt added:  “We are grateful to Scott and the significant contributions he made to the success of Crocs in his nine years with the company. Streamlining the organization at this time will help improve communication, speed decision making and provide better coordination between Crocs and its customers and suppliers.”

Stock Repurchase

The company repurchased 1.7 million shares of common stock in the first quarter of 2015 at an average price of $11.60.  The company ended the quarter at 77.2 million common shares outstanding and first quarter weighted average shares outstanding was 77.8 million.

Conference Call Information

A teleconference call to discuss first quarter 2015 results is scheduled for today, Friday May 8, 2015, at 8:30 am EST.  The call participation number is (888) 771-4371. A recording of the conference call will be available two hours after the completion of the call at (888) 843-7419. International participants can dial (847) 585-4405 to take part in the conference call and can access a replay of the call at (630) 652-3042. All of the above calls will require the input of the conference identification number 39586739. The call also will be streamed on the Crocs website, www.crocs.com.  An audio recording of the conference call will be available at www.crocs.com through June 8, 2015.

About Crocs, Inc.

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for men, women and children. Crocs offers a broad portfolio of all-season products, while remaining true to its core molded footwear heritage. All Crocs™ shoes feature Croslite™ material, a proprietary, revolutionary technology that gives each pair of shoes the soft, comfortable, lightweight, non-marking and odor-resistant qualities that Crocs fans know and love. Crocs celebrates the fun of being a little different and encourages fans to “Find Your Fun” in every colorful pair of shoes. Since its inception in 2002, Crocs has sold more than 300 million pairs of shoes in more than 90 countries around the world.

Visit www.crocs.com for additional information.

The matters regarding the future discussed in this news release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding prospects, investments in our business and outlook. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: macroeconomic issues, including, but not limited to, the current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenue; changing fashion trends; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; our ability to open and operate additional retail locations; and other factors described in our most recent annual report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of May 8, 2015.  We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events, or otherwise.

CROCS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

($ thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014
Revenues	$262,193	$312,429
Cost of sales	134,823	156,202
Gross profit	127,370	156,227
Selling, general and administrative expenses	126,069	137,155
Restructuring charges	3,663	2,250
Income (loss) from operations	(2,362)	16,822
Foreign currency transaction gain (loss), net	494	(2,768)
Interest income	288	477
Interest expense	(219)	(191)
Other income (expense), net	(331)	141
Income (loss) before income taxes	(2,130)	14,481
Income tax expense	(295)	(5,357)
Net income (loss)	(2,425)	9,124
Dividends on Series A convertible preferred shares	(2,833)	(2,133)
Dividend equivalents on Series A convertible preferred shares related to redemption value accretion and beneficial conversion feature	(721)	(618)
Net income (loss) attributable to common stockholders	$(5,979)	$6,373
Net income (loss) per common share:
Basic	$(0.08)	$0.06
Diluted	$(0.08)	$0.06

CROCS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”), we present current period ‘adjusted results’, which are non-GAAP financial measures. Adjusted results of operations exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

Management uses adjusted results to assist in comparing business trends from period to period on a consistent non-GAAP basis in communications with the board of directors, stockholders, analysts and investors concerning our financial performance. We believe that these non-GAAP measures are used by, and are useful to, investors and other users of our financial statements as an additional tool to evaluate our performance. We believe they also provide a useful baseline for analyzing trends in our operations. We do not suggest that investors should consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

	Three Months Ended
	March 31,
	2015	2014
Selling, general and administrative expenses (“SG&A”) and restructuring charges reconciliation:
GAAP SG&A and restructuring charges	129,732	139,405
Restructuring charges (1)	(3,663)	(2,250)
New ERP implementation (2)	(5,648)	(2,375)
Reorganization charges (1)	(1,399)	(2,192)
Legal settlement (3)	—	(1,289)
Non-GAAP SG&A and restructuring charges	$119,022	$131,299

Net income (loss) attributable to common stockholders reconciliation:
GAAP net income (loss) attributable to common stockholders	$(5,979)	$6,373
Restructuring charges (1)	3,663	2,250
New ERP implementation (2)	5,648	2,375
Reorganization charges (1)	1,399	2,192
Legal settlement (3)	—	1,289
Non-GAAP net income attributable to common stockholders	$4,731	$14,479

(1) This relates to severance expenses, bonuses, store closure costs, consulting fees and other expenses related to recent restructuring and reorganization activities and our investment agreement with Blackstone. Reorganization activities in 2014 also include the net expenses related to the resolution of a statutory tax audit in Brazil.

(2) This represents operating expenses related to the implementation of our new ERP system and the add-back of accelerated depreciation and amortization on tangible and intangible items related to our current ERP system and supporting platforms that will no longer be utilized once the implementation of a new ERP is complete.

(3) This represents legal settlement expenses.

CROCS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

($ thousands, except number of shares)

	As of March 31, 2015	As of December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$180,698	$267,512
Accounts receivable, net of allowances of $33,745 and $32,392, respectively	174,099	101,217
Inventories	184,720	171,012
Deferred tax assets, net	3,971	4,190
Income tax receivable	11,833	9,332
Other receivables	11,775	11,989
Prepaid expenses and other current assets	27,056	30,156
Total current assets	594,152	595,408
Property and equipment, net	68,277	68,288
Intangible assets, net	89,384	97,337
Goodwill	2,227	2,044
Deferred tax assets, net	17,536	17,886
Other assets	23,640	25,968
Total assets	$795,216	$806,931
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$81,455	$42,923
Accrued expenses and other current liabilities	83,887	80,216
Deferred tax liabilities, net	11,853	11,869
Accrued restructuring	4,708	4,511
Income taxes payable	6,186	9,078
Current portion of long-term borrowings and capital lease obligations	5,284	5,288
Total current liabilities	193,373	153,885
Long-term income tax payable	7,832	8,843
Long-term borrowings and capital lease obligations	5,074	6,381
Long-term accrued restructuring	244	348
Other liabilities	9,753	12,277
Total liabilities	216,276	181,734
Commitments and contingencies
Series A convertible preferred stock, par value $0.001 per share, 1,000,000 shares authorized, 200,000 shares issued and outstanding, redemption amount and liquidation preference of $202,833 and $203,067 as of March 31, 2015 and December 31, 2014, respectively	173,400	172,679
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 4,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.001 per share, 250,000,000 shares authorized, 92,771,653 and 77,222,053 shares issued and outstanding, respectively, as of March 31, 2015 and 92,325,201 and 78,516,566 shares issued and outstanding, respectively, as of December 31, 2014	93	92
Treasury stock, at cost, 15,549,600 and 13,808,635 shares as of March 31, 2015 and December 31, 2014, respectively	(220,635)	(200,424)
Additional paid-in capital	348,807	345,732
Retained earnings	319,491	325,470
Accumulated other comprehensive loss	(42,216)	(18,352)
Total stockholders’ equity	405,540	452,518
Total liabilities, commitments and contingencies and stockholders’ equity	$795,216	$806,931

The following table summarizes our total revenue by channel for the three months ended March 31, 2015 and 2014 ($ thousands):

	Three Months Ended March 31,		Change		Constant Currency Change(1)
	2015	2014	$	%	$	%

Wholesale:
Americas	$61,176	$70,175	$(8,999)	(12.8)%	$(7,384)	(10.5)%
Asia Pacific	72,497	99,044	(26,547)	(26.8)	(21,468)	(21.7)
Europe	44,653	47,780	(3,127)	(6.5)	8,663	18.1
Other businesses	225	258	(33)	(12.8)	(3)	(1.2)
Total Wholesale	178,551	217,257	(38,706)	(17.8)	(20,192)	(9.3)
Consumer-direct:
Retail:
Americas	34,617	36,581	(1,964)	(5.4)	(1,766)	(4.8)
Asia Pacific	23,345	28,249	(4,904)	(17.4)	(3,407)	(12.1)
Europe	8,411	10,730	(2,319)	(21.6)	444	4.1
Total Retail	66,373	75,560	(9,187)	(12.2)	(4,729)	(6.3)
Internet:
Americas	9,976	10,364	(388)	(3.7)	(272)	(2.6)
Asia Pacific	3,933	3,622	311	8.6	665	18.4
Europe	3,360	5,626	(2,266)	(40.3)	(1,353)	(24.0)
Total Internet	17,269	19,612	(2,343)	(11.9)	(960)	(4.9)
Total revenues	$262,193	$312,429	$(50,236)	(16.1)%	$(25,881)	(8.3)%

	Three Months Ended March 31,		Change		Constant Currency Change(1)
($ thousands)	2015	2014	$	%	$	%
Regional Revenue:
Americas	$105,769	$117,120	$(11,351)	(9.7)%	$(9,422)	(8.0)%
Asia Pacific	99,775	130,915	(31,140)	(23.8)	(24,210)	(18.5)
Europe	56,424	64,136	(7,712)	(12.0)	7,754	12.1
Other businesses	225	258	(33)	(12.8)	(3)	(1.2)
Total revenues	$262,193	$312,429	$(50,236)	(16.1)%	$(25,881)	(8.3)%

CROCS, INC. SUBSIDIARIES

RETAIL STORE COUNTS (UNAUDITED)

	December 31,			March 31,
	2014	Opened	Closed	2015
Company-operated retail locations:
Type:
Kiosk/Store in Store	100	1	(8)	93
Retail Stores	311	1	(18)	294
Outlet Stores	174	1	(4)	171
Total	585	3	(30)	558
Operating segment:
Americas	210	—	(9)	201
Asia Pacific	258	2	(15)	245
Europe	117	1	(6)	112
Total	585	3	(30)	558

CROCS, INC. AND SUBSIDIARIES

COMPARABLE STORE SALES (UNAUDITED)

	Constant Currency	Constant Currency
	Three Months Ended	Three Months Ended
	March 31, 2015(2)	March 31, 2014(2)
Comparable store sales (1)
Americas	(5.8)%	(5.0)%
Asia Pacific	(9.4)	3.3
Europe	5.7	0.6
Global	(5.3)%	(1.5)%

(1)         Comparable store status is determined on a monthly basis. Comparable store sales begin in the thirteenth month of a store’s operation. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. Comparable store sales exclude the impact of our internet channel revenues and are calculated on a currency neutral basis using historical quarterly average currency rates.

(2)         Reflects quarter-over-quarter and year-over-year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. Constant currency is a measure utilized by management in which current period results have been restated using 2014 and 2013 average foreign exchange rates, respectively, for the comparative period to enhance the visibility of the underlying business trends by excluding the impact of foreign currency exchange rate fluctuations. We do not suggest that investors should consider this non-GAAP measure in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.